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                                                                    EXHIBIT 12.2

                                 HOMESIDE, INC.

             COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

     The following table sets forth the ratio of earnings to fixed charges of HomeSide, Inc. for the period March 16, 1996 (start of operations) to May 31, 1996. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.

                                                                       FOR THE PERIOD
                                                                       MARCH 16, 1996
                                                                       TO MAY 31, 1996
                                                                       ---------------
          Earnings before income taxes...............................      $ 8,024
                                                                       ---------------
          Interest expense...........................................       14,962
          Interest portion of rental expense.........................          259
                                                                       ---------------
          Fixed charges..............................................       15,221
                                                                       ---------------
          Earnings before fixed charges..............................       23,245
                                                                       ---------------
          Fixed Charges:
          Interest expense...........................................       14,962
          Interest portion of rental expense.........................          259
                                                                       ---------------
          Fixed charges..............................................      $15,221
                                                                       ---------------
                                                                       ---------------
          Ratio of earnings to fixed charges.........................         1.53
                                                                       ============